Item 30. Exhibit (h) i. l. 1. iii.

AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT is made as of this 11th day of August, 2025 by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the “Trust I”), MFS VARIABLE INSURANCE TRUST II, a Massachusetts business trust (the “Trust II”), MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust (the “Trust III”) (Trust I, Trust II and Trust III each referred to individually, as the “Trust” and, collectively the “Trusts”), MFS FUND DISTRIBUTORS, INC., a Delaware corporation (“MFD”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (the “Company”), on its own behalf and on behalf of each segregated asset accounts of the Company as set forth on Schedule A of the Agreement (defined below) (the “Accounts”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Trusts, the Company and MFD are parties to a certain Participation Agreement dated October 1, 2016 (the “Agreement”), in which the series of shares of each Trust (each, a “Portfolio,” and, collectively, the “Portfolios”) and the classes of shares of those Portfolios (the “Shares”) offered by each Trust to the Company and the Accounts are set forth on Schedule A of the Agreement;

WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the “Policy” or, collectively, the “Policies”) which, if required by applicable law, will be registered under the 1933 Act;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase the Shares of the Portfolios as specified in Schedule A of the Agreement on behalf of the Accounts to fund the Policies, and the Trusts intend to sell such Shares to the Accounts at net asset value; and

WHEREAS, the parties desire to amend the Agreement to add an additional Policy to Schedule A; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree that Schedule A of the Agreement is deleted and replaced with Schedule A attached hereto.

Except as expressly amended hereby, the Agreement shall continue in full force and effect.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By its authorized officer		MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ Laura Johnson	By:	/s/ Brian Langenfeld
Name:	Laura Johnson	Name:	Brian Langenfeld
Title:	Head of Institutional Insurance	Title:	Assistant Secretary and Assistant Clerk

MFS FUND DISTRIBUTORS, INC. By its authorized officer,		MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios
By its authorized officer and not individually,

By:	/s/ John P. Garrett	By:	/s/ Brian Langenfeld
Name:	John P. Garrett	Name:	Brian Langenfeld
Title:	Senior Managing Director	Title:	Assistant Secretary and Assistant Clerk

MFS VARIABLE INSURANCE TRUST III, on behalf of the Portfolios
By its authorized officer and not individually,

		By:	/s/ Brian Langenfeld
		Name:	Brian Langenfeld
		Title:	Assistant Secretary and Assistant Clerk

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Massachusetts Mutual Variable Life Separate Account 1	SL10, SL 9, GVUL, SL 18, VUL, VUL II, SVUL, SVUL II, VUL Guard, and Survivorship VUL Guard	Initial and Service	VIT, VIT II, and VIT III	(1)
Massachusetts Mutual Variable Life Separate Account IX	SL20	Initial and Service	VIT, VIT II, and VIT III	(1)
Massachusetts Mutual Variable Life Separate Account X	SL21	Initial and Service	VIT, VIT II, and VIT III	(1)
Massachusetts Mutual Variable Life Separate Account VII	SL20B, SL21B	Initial and Service	VIT, VIT II, and VIT III	(1)

(1) Portfolios Applicable to certain Policies:

VIT I	VIT II

MFS Global Equity Series	MFS Blended Research Core Equity Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Trust Series	MFS Corporate Bond Portfolio
MFS Mid Cap Growth Series	MFS Emerging Markets Equity Portfolio
MFS New Discovery Series	MFS Global Governments Portfolio
MFS Research Series	MFS Global Growth Portfolio
MFS Total Return Bond Series	MFS Global Research Portfolio
MFS Total Return Series	MFS Global Tactical Allocation Portfolio
MFS Utilities Series	MFS Government Securities Portfolio
MFS Value Series	MFS High Yield Portfolio
MFS Income Portfolio
MFS International Growth Portfolio
MFS International Intrinsic Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Research International Portfolio
MFS Technology Portfolio
MFS US Government Money Market Portfolio

VIT III
MFS Inflation-Adjusted Bond Portfolio
MFS Blended Research Small Cap Equity Portfolio	MFS Limited Maturity Portfolio
MFS Conservative Allocation Portfolio	MFS Mid Cap Value Portfolio
MFS Global Real Estate Portfolio	MFS Moderate Allocation Portfolio
MFS Growth Allocation Portfolio	MFS New Discovery Value Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.